Exhibit 19


                           CERTIFICATE OF AMENDMENT OF

                  FOURTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICA ONLINE LATIN AMERICA, INC.

It is hereby certified that:


     1. The name of the corporation (hereinafter called the "Corporation") is America Online Latin America, Inc.

     2. The Board of Directors of the Corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the amendment (the "Amendment") to the Fourth Restated Certificate of Incorporation of the Corporation as indicated below.

     3. The stockholders of the Corporation at a special meeting duly held, approved the Amendment.

     4. The Fourth Restated Certificate of Incorporation of the Corporation filed on August 6, 2002 is hereby amended by:

     (A) striking out Clause (b)(iii)(C) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(C) of said Article the following new Clause:

          "(C) If at any time AOL, its Wholly Owned Affiliates and its Employees own less than 50,929,167 (the "Class B Trigger Amount") shares of Class B Common Stock in the aggregate (including shares of Class B Common Stock issuable directly or indirectly upon conversion, exercise or exchange of
     (i) then outstanding shares of any Series B Preferred Stock, (ii) then outstanding 11% Senior Convertible Notes (the "Initial Notes") issued under the Note Purchase Agreement dated as of March 8, 2002 between the Corporation and AOLTW (as amended, supplemented, or modified or restated from time to time (the "Note Purchase Agreement")) or 11% Senior Convertible Notes issued as interest on the Initial Notes or any other 11% Senior Convertible Notes (collectively, the "PIK Notes"; together with the Initial Notes, the "Notes"), or (iii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class B Common Stock (other than the warrant issued to AOL dated August 7, 2000 to purchase 16,541,250 shares of Series B Preferred Stock, but including any shares, directly or indirectly issued upon the exercise thereof), and as adjusted to negate any reduction in the number of shares of Class B Common Stock and/or Series B Preferred Stock owned by AOL resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class B Triggering Event"), then each share of Class B Common Stock then issued and outstanding, including shares issuable upon the conversion of Series B Preferred Stock in connection with the occurrence of the Class B Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class B Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series B Preferred Stock after, and in accordance with, written notice from the Corporation to AOL, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by AOL (or any Wholly Owned Affiliate of AOL) to any Person other than AOL or a Wholly Owned Affiliate of AOL (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by AOL or any Wholly Owned Affiliate of AOL so long as AOL or such Wholly Owned Affiliate continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A

     Common Stock acquired by AOL at any time (including such shares owned on December 23, 2002) other than through the conversion of Series B Preferred Stock; provided, however, that at no time shall the Class B Trigger Amount exceed 50,929,167 (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, further, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of AOL that ceases to be a Permitted Transferee of AOL shall also be included in the calculation of the number established by such clause
     (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class B Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided, however, that the adjustment to the Class B Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class B Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer
     Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. The Corporation, shall, upon the written request at any time by AOL or any Wholly Owned Affiliate of AOL, furnish or cause to be furnished to AOL or such Wholly Owned Affiliate a certificate setting forth the Class B Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(C) upon which the then current Class B Trigger Amount was determined. Effective upon a Class B Triggering Event, the term of any then serving Class B Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class B Directors then serving thereon."

     (B) striking out Clause (b)(iii)(D) of Article FOURTH thereof and by substituting in lieu of said Clause (b)(iii)(D) of said Article the following new Clause:

          "(D) If at any time ODC, its Wholly Owned Affiliates, members of the Cisneros Family and ODC Employees own less than 49,930,955 (the "Class C Trigger Amount") shares of Class C Common Stock in the aggregate (including shares of Class C Common Stock issuable directly or indirectly upon conversion, exercise or exchange of (i) then outstanding shares of Series C Preferred Stock, or (ii) any other securities convertible into or exchangeable or exercisable for, directly or indirectly, Class C Common Stock, and as adjusted to negate any reduction in the number of shares of Class C Common Stock and/or Series C Preferred Stock owned by ODC resulting from the admission of a Strategic Partner approved by the Special Committee pursuant to Article FIFTH, Clause (d) and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction) (a "Class C Triggering Event"), then each share of Class C Common Stock then issued and outstanding, including shares issuable upon the conversion of Series C Preferred Stock in connection with the occurrence of the Class C Triggering Event, shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Notwithstanding the foregoing, the Class C Trigger Amount shall be reduced by the number equal to (X) the number of shares of Class A Common Stock converted from Series C Preferred Stock after, and in accordance with, written notice from the Corporation to ODC, in order to meet any initial listing or continued listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market, minus (Y) the positive number, if any, equal to (I) the number of shares of Class A Common Stock transferred by ODC (or any Wholly Owned Affiliate of ODC) to any Person other than ODC or a Wholly Owned Affiliate of ODC (not including any pledge, hypothecation or other similar financing transaction of Class A Common Stock by ODC or any Wholly Owned Affiliate of ODC so long as

     ODC or such Wholly Owned Affiliate of ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction) minus (II) the aggregate number of shares of Class A Common Stock acquired by ODC at any time
     (including shares owned on December 23, 2002) other than through the conversion of Series C Preferred Stock; provided, however, that at no time shall the Class C Trigger Amount exceed 49,930,955 (equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction); provided, further, that any shares of Class A Common Stock owned by a Wholly Owned Affiliate of ODC that ceases to be a Permitted Transferee of ODC shall also be included in the calculation of the number established by such clause (Y)(I). Notwithstanding the foregoing, if any Person files a Certificate of Ownership and Merger pursuant to Section 253 of the GCL causing such Person to merge with or into the Corporation, then immediately prior to the effectiveness of such merger, the adjustment to the Class C Trigger Amount provided for in the foregoing sentence shall be of no force or effect; provided, however, that the adjustment to the Class C Trigger Amount made pursuant to the foregoing sentence shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation as soon as practicable thereafter by means of a press release and written notice to all holders of Class C Common Stock, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(H) below. The Corporation, shall, upon the written request at any time by ODC or any Wholly Owned Affiliate of ODC, furnish or cause to be furnished to ODC or such Wholly Owned Affiliate a certificate setting forth the Class C Trigger Amount at such time and the calculation required by this Article FOURTH Clause (b)(iii)(D) upon which the then current Class C Trigger Amount was determined. Effective upon a Class C Triggering Event, the term of any then serving Class C Directors shall terminate, and the size of the Board and any committee of the Board on which any such director serves shall be decreased by the number of Class C Directors then serving thereon."

     5. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 23rd day of December, 2002.

                                      By:  /s/ Michelle Tomlinson
                                           ----------------------
                                       Name:  Michelle Tomlinson
                                       Title: Assistant Secretary



                                      -3-